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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-9830, No. 333-12800, No. 333-107266 and No. 333-111022) and
in the Registration Statements (Form S-3 No. 333-109101 and Form S-3/A No. 333-114148) of Lions Gate Entertainment Corp. and in the related Prospectuses of our report dated June 28, 2004, with respect to the consolidated financial statements of Lions Gate Entertainment Corp. included in this Current Report (Form 8-K).

/s/ ERNST & YOUNG LLP

Los Angeles, California
January 19, 2005